                                                                    EXHIBIT 99.1

[GAYLORD ENTERTAINMENT LOGO]



                      GAYLORD ENTERTAINMENT COMPANY REPORTS
                           FOURTH-QUARTER 2003 RESULTS

   GAYLORD HOTELS SECURES 1.3 MILLION ROOM NIGHTS IN ADVANCE BOOKINGS IN 2003;
                        RESORTQUEST INTEGRATION UNDERWAY

NASHVILLE, Tenn. (Feb. 10, 2004) - Gaylord Entertainment Company (NYSE: GET) today reported its financial results for the fourth-quarter of 2003.

Gaylord Entertainment completed the acquisition of ResortQuest International ("ResortQuest") on Nov. 20, 2003. ResortQuest results for the period beginning Nov. 20, 2003 through Dec. 31, 2003 are consolidated into the reported fourth-quarter and full year 2003 financial results for Gaylord Entertainment.

For fourth-quarter 2003, consolidated revenues from continuing operations were $130.8 million, an increase of 19.8% from $109.2 million in the same period last year. Consolidated operating loss for fourth-quarter 2003 was $11.3 million compared to an operating loss of $4.3 million in fourth-quarter 2002. For fourth-quarter 2003, the Company recorded a net loss of $14.8 million, or ($0.41) per fully diluted share, compared to a net loss of $2.6 million, or ($0.08) per fully diluted share, for fourth-quarter 2002. Adjusted EBITDA(1) was $10.4 million in fourth-quarter 2003 compared to $13.1 million in the same quarter of 2002.

For the twelve months ended Dec. 31, 2003, consolidated revenues from continuing operations were $448.8 million, an increase of 10.7% from $405.3 million in the prior year. Consolidated operating loss for 2003 was $15.8 million compared to operating income of $7.1 million in 2002. Operating income for 2002 includes a $30.5 million pre-tax gain related to the Company's sale of its interest in the Opry Mills shopping center. The Company had net income in the twelve-month period ending Dec. 31, 2003, of $0.8 million, or $0.02 per fully diluted share. This compares to net income of $95.1 million, or $2.82 per fully diluted share, in 2002. Adjusted EBITDA for 2003 was $62.2 million compared to $52.9 million in the same period of 2002, an increase of 17.5%.

Commenting on the Company's results, Colin Reed, president and chief executive officer of Gaylord Entertainment, said, "During 2003, we completed the transformation of Gaylord Entertainment into a well capitalized, focused hospitality and entertainment company. Critical to the transformation were the acquisition of ResortQuest and the refinancing of our balance sheet. We enter 2004 with great expectations for all of our businesses and look forward to the successful opening of the Gaylord Texan in April."

SEGMENT OPERATING RESULTS
HOSPITALITY

"Our fourth-quarter results exemplify the difference between Gaylord Hotels and traditional hotels in that we are better able to predict our results as our large group customers book several years in advance," Reed said. "Our results for the fourth-quarter were supplemented by better-than-expected transient business. Particularly exciting is that our leading indicators, customer satisfaction scores and advance bookings, continue to improve. Customer satisfaction scores reached record levels in the fourth-quarter and advance bookings in 2003 increased over the record levels posted in 2002 as the corporate market began showing signs of recovery."

Hospitality revenues were $96.8 million for fourth-quarter 2003, an increase of 3.4% over fourth-quarter 2002. Exceeding the Company's expectations as discussed in the second and third-quarter 2003 earnings calls, Hospitality revenue per available room(2) ("RevPAR") only declined 1.3% to $98.27 during the fourth-quarter 2003 as compared to the previous year due to a customer mix shift, which resulted in a $6.32 reduction in average daily rate ("ADR") to $141.64 and a 2.1 percentage point increase in occupancy to 69.4%. However, due to particularly strong food and beverage and other ancillary revenues, total revenue per available room(3) increased 3.7% to $229.14 in fourth-quarter 2003 compared to fourth-quarter 2002. Hospitality operating income was in line with expectations at $3.3 million for fourth-quarter 2003 compared to an operating income of $7.0 million for fourth-quarter 2002. This decrease was due partially to the impact of a lower ADR customer mix, which was not fully offset by the profitability of the food and beverage operations. Hospitality operating income was also impacted by an increase in pre-opening expenses to $4.5 million in the fourth-quarter 2003, as compared to $1.0 million in the prior year period. Due to the effect of recognizing lease expense on the Gaylord Palms ground lease on a straight-line basis, non-cash lease expense included in operating income was $1.5 million for fourth-quarter 2003 and $1.6 million for fourth-quarter
2002.

Hospitality Adjusted EBITDA was $20.8 million for fourth-quarter 2003 compared to $21.0 million for fourth-quarter 2002. Hospitality Adjusted EBITDA margins decreased from 22.5% in fourth-quarter 2002 to 21.5% in fourth-quarter 2003 primarily due to the decline in ADR described previously.

Net definite room nights booked during 2003 totaled 1.3 million room nights, an 8% increase over 2002. For fourth-quarter 2003, Gaylord Hotels recorded bookings of approximately 543,000 net definite room nights for all future periods. Of the large group bookings in the fourth-quarter, 35% were rotational bookings. Customer satisfaction levels at both Gaylord Palms and Gaylord Opryland continued to exceed internal benchmarks. Employees at both properties achieved the highest tier of customer satisfaction incentive bonus payouts for the second consecutive quarter.

At the property level, Gaylord Opryland generated RevPAR of $105.38 in fourth-quarter 2003 versus $109.58 in fourth-quarter 2002. Occupancy declined slightly by 0.3 percentage points to 73.1% while ADR decreased 3.4% from fourth-quarter 2002 to $144.23 for the fourth-quarter of 2003. Total revenue per available room declined 2.6% to $240.59 in fourth-quarter 2003 as a result of a less favorable customer mix that resulted in reduced ADR and other revenue per room. Gaylord Opryland Resort's 20th annual holiday-themed production, A Country Christmas, which in 2003 included The Radio City Christmas Spectacular starring the world-famous Rockettes and Fantasy in Ice, was, once again, a highly popular event that brought many visitors to the Nashville area and contributed positively to the property's results.

Gaylord Palms generated RevPAR of $91.93 in fourth-quarter 2003, a 3.3% increase from $89.01 in the same period of 2002. This was driven by a significantly improved occupancy rate during fourth-quarter 2003 of 60.6%, up from 55.1% in fourth-quarter 2002, which more than offset the impact of a 6.1% decrease in ADR. The higher occupancy levels were driven by improved group bookings as well as an increase in transient guests who were drawn to Gaylord Palms by ICE!, a holiday attraction featuring interactive displays and larger-than-life ice monuments and sculptures. Total revenue per available room at Gaylord Palms was $239.61 in fourth-quarter 2003, a 17.8% increase from fourth-quarter 2002. This increase was a result of strong food and beverage revenues, driven by higher group occupancy and ICE!. According to Smith Travel Research, Gaylord Palms posted a 91% and 113% fair share RevPAR index in the fourth-quarter and full year 2003, respectively.

The Gaylord Texan remains on budget and on schedule to accept its first customers in early April 2004. The property continues to build staff levels while progressing with the final stages of construction. As of Dec. 31, 2003, the Company expects to invest an additional $109.0 million over the next two quarters to complete construction. Meeting planners are becoming increasingly receptive of the Gaylord Texan. With no comparable existing property in the greater Dallas area, the Gaylord Texan is successfully inducing new demand into the Dallas market. Of the property's current large bookings, 76% have not visited the Dallas metropolitan area as a convention destination in the past three years.

RESORTQUEST

Gaylord Entertainment completed the acquisition of ResortQuest on Nov. 20, 2003. ResortQuest results for the period beginning Nov. 20, 2003 through Dec. 31, 2003 are consolidated into Gaylord's reported fourth-quarter and full year 2003 financial results. For this period, ResortQuest contributed revenues of $17.9 million and an operating loss of $2.6 million. ResortQuest Adjusted EBITDA for the abbreviated period was ($1.4) million.

The following are certain ResortQuest operational statistics for the full fourth-quarter 2003. These operational statistics are intended to provide an understanding of the performance of ResortQuest's operations over the course of the normal fourth-quarter reporting period. These statistics are not necessarily indicative of ResortQuest's operational performance over the specific time period included in Gaylord Entertainment's consolidated fourth-quarter financial results.

Fourth-quarter 2003 occupancy for ResortQuest increased 1.8 percentage points to 39.7% and ADR rose to $111.99, up from $107.60 in fourth-quarter 2002. This resulted in RevPAR of $44.43 for fourth-quarter 2003, a 9.1% increase over the same period in 2002. These increases were driven by strong performance in ResortQuest's Beach and Hawaii regions. Total units under management decreased to 17,746 for the quarter, down from 18,639 in the previous year's fourth-quarter.

"We are thrilled to have ResortQuest and its team within the Gaylord family," said Reed. "The integration process is well under way and although we have much heavy-lifting still to come, we have already made significant progress in combining certain operations. On a strategic level, we are particularly focused on refining and enhancing ResortQuest's value proposition to its consumers and its homeowners. This will involve systematic changes to the business to make the ResortQuest brand synonymous with a consistent and high quality customer experience."

OPRY AND ATTRACTIONS

Opry and Attractions revenues were up 3.6% to $16.1 million in fourth-quarter 2003, compared to fourth-quarter 2002. Operating income in the Opry and Attractions segment was break-even in fourth-quarter 2003 compared to an operating loss of $0.8 million in fourth-quarter 2002. Opry and Attractions Adjusted EBITDA increased to $1.3 million in the latest quarter from $0.9 million in the same period last year.

"During 2003, we made enormous strides in maximizing the distribution avenues for the Opry's unique and renowned musical content," Reed said. "We are committed to ensuring that the Grand Ole Opry continues as the nation's premier country music brand and, to that end, in the latest quarter we completed a $7.5 million renovation of the Opry House. Guests will now enjoy enhancements including improved acoustics and new audio systems, a new box office, remodeled concession stands, new bars and an exciting new 2,400 square foot Opry retail shop."

CORPORATE AND OTHER

Corporate and Other operating loss totaled $12.0 million for fourth-quarter 2003, compared to an operating loss of $10.5 million for fourth-quarter 2002. Corporate and Other operating losses included non-cash and non-recurring charges of $1.8 million and $1.7 million for the fourth-quarter 2003 and 2002, respectively. These charges include items such as depreciation, amortization, restructuring charges and the non-cash portion of the Gaylord Entertainment Center naming-rights agreement expense.

LIQUIDITY

At Dec. 31, 2003, the Company had debt outstanding of $548.8 million and total unrestricted and restricted cash of $158.7 million.

During the fourth-quarter, the Company closed on a $100 million revolving credit facility from bank lenders; no borrowings were outstanding under this facility at Dec. 31, 2003. The new credit facility matures on May 22, 2006.

On Nov. 12, 2003, the Company sold $350 million in aggregate principal amount of 8% senior notes due 2013 in an institutional private placement. The net proceeds were used to repay the Company's subordinated term loan, mezzanine loan and the term loan portion of its 2003 Florida/Texas senior secured credit facility, to repay certain indebtedness of ResortQuest, and to pay transaction related fees and expenses.

The Company expects to exercise the first of the two one-year extension options on its $199.2 million senior loan to extend the senior loan beyond the stated maturity date of Mar. 31, 2004.

On Nov. 20, 2003, the Company completed the sale of its approximate 76% interest in the Oklahoma RedHawks baseball team to The Oklahoma Baseball Club LLC. The transaction generated cash proceeds for the Company of approximately $6.8 million, which includes an equity distribution prior to the sale.

OUTLOOK

The following information is based on current information as of Feb. 10, 2004, and includes the impact from the consolidation of ResortQuest. The Company does not expect to update guidance until next quarter's earnings release; however, the Company may update its full business outlook or any portion thereof at any time for any reason.

"We are building for the future in 2004. We expect the booking environment to continue to strengthen as it did in 2003. At ResortQuest, we will be positioning the business for rapid, sustainable, profitable growth," Reed said.


CONSOLIDATED

        2004 Revenues                         $700 - 740 million range
        2004 Adjusted EBITDA                  $100 million range
        Q1 2004 Revenues                      $155 million range
        Q1 2004 Adjusted EBITDA               $16 million range

GAYLORD HOTELS

        2004 RevPAR (same store)              0% to 2% growth
        2004 Gaylord Texan Adjusted EBITDA    $15 million range
        2004 Advanced Bookings                1.3 to 1.4 million
        Q1 2004 RevPAR                        10% to 12% decline
        2005-2007 RevPAR (same store)         Annual, high single digit growth

RESORTQUEST
        Adjusted EBITDA                       $20 million range

Gaylord Entertainment will hold a conference call to discuss this release today at 10 a.m. EST. Investors can listen to the conference call over the Internet at www.gaylordentertainment.com. To listen to the live call, please go to the Investor Relations section of the Web site (Investor Relations\Investor Information\Web Casts and All Other Information) at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be made available shortly after the call and will run for 30 days.

ABOUT GAYLORD ENTERTAINMENT
Gaylord Entertainment (NYSE: GET), a leading hospitality and entertainment company based in Nashville, Tenn., owns and operates three industry-leading brands - Gaylord Hotels (www.gaylordhotels.com), its network of upscale, meetings-focused resorts; ResortQuest International (www.resortquest.com), the nation's largest vacation rental property management company; and the Grand Ole Opry (www.opry.com), the weekly showcase of country music's finest performers for 78 consecutive years. The Company's entertainment brands and properties include the Radisson Hotel Opryland, Ryman Auditorium, General Jackson Showboat, Springhouse Golf Club, Wildhorse Saloon and WSM-AM. For more information about the Company, visit www.gaylordentertainment.com.

This press release contains statements as to the Company's beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with economic conditions affecting the hospitality business generally, the timing of the opening of new facilities, costs associated with developing new hotel facilities, the impact of the SEC investigation and other costs associated with changes to the Company's historical financial statements, business levels at the Company's hotels, risks associated with ResortQuest's business and the Company's ability to successfully integrate ResortQuest, the ability to complete potential divestitures successfully, and the ability to obtain financing for new developments. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the Securities and Exchange Commission. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.

(1) Adjusted EBITDA (defined as earnings before interest, taxes, depreciation, amortization, pre-opening costs, non-cash lease and naming rights agreement expenses, as well as other unusual or non-recurring or non-cash items) is presented supplementally herein because the Company believes it allows for a more complete analysis of operating performance by presenting an analysis of operations separate from the earnings impact of capital transactions and without non-cash items and items that do not impact our ongoing operations such as pre-opening costs, restructuring charges, gains on the sale of assets, and impairment and other charges. The Company also believes Adjusted EBITDA provides an additional measure of its ability to service debt, fund capital expenditures and grow its business. This information should not be considered as an alternative to any measure of performance as promulgated under accounting principles generally accepted in the United States (such as operating income, net income or cash from operations), nor should it be considered as an indicator of overall financial performance. Adjusted EBITDA does not fully consider the impact of investing or financing transactions, as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of results of operations. The Company's method of calculating Adjusted EBITDA may be different from the method used by other companies and therefore comparability may be limited. A reconciliation of Adjusted EBITDA to net income or segment operating income is presented in the Supplemental Financial Results of this release.

(2) The Company calculates revenue per available room ("RevPAR") by dividing room sales by room nights available to guests for the period.

(3) The Company calculates total revenue per available room by dividing the sum of room sales, food & beverage, and other ancillary services revenue by room nights available to guests for the period.

                 GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES


                         CONSOLIDATED FINANCIAL RESULTS
         For the Three and Twelve Months Ended December 31, 2003 and 2002
                                    Unaudited
                      (In thousands, except per share data)


                                                                                THREE MONTHS ENDED         TWELVE MONTHS ENDED
                                                                                  DECEMBER 31,                DECEMBER 31,
                                                                           -----------------------------------------------------
                                                                               2003         2002          2003         2002
                                                                           -----------------------------------------------------
Revenues                                                                   $ 130,849     $ 109,237     $ 448,800     $ 405,252
Operating expenses
       Operating costs                                                        85,004        65,695       276,937       254,583
       Selling, general and administrative (a)                                37,237        32,369       117,178       108,732
       Preopening costs                                                        4,451           967        11,562         8,913
       Gain on sale of assets (b)                                               --            --            --         (30,529)
       Restructuring charges, net (c)                                           --             (67)         --             (17)
       Depreciation and amortization                                          15,506        14,555        58,950        56,480
                                                                           ---------     ---------     ---------     ---------
Operating income (loss)                                                      (11,349)       (4,282)      (15,827)        7,090
                                                                           ---------     ---------     ---------     ---------

Interest expense                                                             (21,665)      (10,671)      (52,804)      (46,960)
Interest income                                                                  688           891         2,461         2,808
Unrealized gain (loss) on Viacom stock                                        66,898         2,311        39,831       (37,300)
Unrealized gain (loss) on derivatives                                        (57,244)        5,671       (33,228)       86,476
Other gains                                                                      918           498         1,353         1,163

                                                                           ---------     ---------     ---------     ---------
Income (loss) before provision (benefit) for income taxes, discontinued
       operations, and cumulative effect of accounting change                (21,754)       (5,582)      (58,214)       13,277
                                                                           ---------     ---------     ---------     ---------
Provision (benefit) for income taxes                                          (8,695)         (287)      (24,669)        1,318
                                                                           ---------     ---------     ---------     ---------
Income (loss) from continuing operations before discontinued
       operations and cumulative effect of accounting change                 (13,059)       (5,295)      (33,545)       11,959

Income (loss) from discontinued operations, net of taxes (d)                  (1,755)        2,664        34,371        85,757
Cumulative effect of accounting change, net of taxes (e)                        --            --            --          (2,572)
                                                                           ---------     ---------     ---------     ---------
Net income (loss)                                                          $ (14,814)    $  (2,631)    $     826     $  95,144
                                                                           =========     =========     =========     =========

Basic net income (loss) per share:
       Income (loss) from continuing operations                            $   (0.36)    $   (0.16)    $   (0.97)    $    0.36
       Income from discontinued operations, net of taxes                       (0.05)         0.08          0.99          2.54
       Cumulative effect of accounting change, net of taxes                     --            --            --           (0.08)
                                                                           ---------     ---------     ---------     ---------
       Net income (loss)                                                   $   (0.41)    $   (0.08)    $    0.02     $    2.82
                                                                           =========     =========     =========     =========

Fully diluted net income (loss) per share:
       Income (loss) from continuing operations                            $   (0.36)    $   (0.16)    $   (0.97)    $    0.36
       Income from discontinued operations, net of taxes                       (0.05)         0.08          0.99          2.54
       Cumulative effect of accounting change, net of taxes                     --            --            --           (0.08)
                                                                           ---------     ---------     ---------     ---------
       Net income (loss)                                                   $   (0.41)    $   (0.08)    $    0.02     $    2.82
                                                                           =========     =========     =========     =========

Weighted average common shares for the period:
       Basic                                                                  36,367        33,776        34,460        33,763
       Fully diluted                                                          36,367        33,776        34,460        33,794

(a) Includes non-cash lease expense of $1,536 and $1,636 for the three months ended December 31, 2003 and 2002, respectively, and $6,450 and $6,546 for the year ended December 31, 2003 and 2002, respectively, related to the effect of recognizing the Gaylord Palms ground lease expense on a straight-line basis. Also includes a net charge of $3,346 for non-cash pension and post-retirement benefit adjustments recorded in the first quarter of 2002. Finally, includes non-cash expense of $255 for the three months ended December 31, 2003 and 2002, and $1,020 and $1,074 for the year ended December 31, 2003 and 2002, respectively, related to the effect of recognizing the Naming Rights Agreement for the Gaylord Entertainment Center on a straight-line basis.

(b) During the second quarter of 2002, the Company sold its partnership interest in Opry Mills to certain affiliates of The Mills Corporation for $30,850 in cash proceeds. The Company deferred $19,962 of the gain, which represents the present value of the continuing land lease interest between the Company and the Opry Mills partnership. The Company recognized the remainder of the proceeds, net of certain transaction costs, as a gain of $10,567 during the second quarter of 2002. During the third quarter of 2002, the Company sold its interest in the land lease and recognized the $19,962 deferred gain, net of certain transaction costs.

(c) Includes a restructuring charge from continuing operations of $1,129 for the second quarter of 2002, offset by a reversal of prior years' restructuring charges of $1,079, primarily due to entering into sub-lease agreements that reduced the Company's future expected payments. During the fourth quarter of 2002, certain outplacement agreements expired related to the 2002 restructuring charge which resulted in the reversal of $67 of the original restructuring charge.

(d) During the third quarter of 2003, the Company sold WSM-FM and WWTN(FM) to Cumulus and recorded a net of tax gain of approximately $33,306. This gain is recognized in discontinued operations. During the fourth quarter of 2003, the Company sold its interest in the Oklahoma Redhawks minor-league baseball team for approximately $5,998. The Company recorded a loss of approximately $639, net of taxes, in discontinued operations.

(e) For the twelve months ended December 31, 2002, the cumulative effect of accounting change of $2,572 relates to the impairment of the goodwill associated with the Radisson Hotel at Opryland in relation to adopting SFAS No. 142. The goodwill impairment was $4,221, less taxes of $1,649.

                 GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                    Unaudited
                                 (In thousands)

                                                                       DECEMBER 31,   DECEMBER 31,
                                                                           2003         2002
                                                                      -------------------------
                                 ASSETS
Current assets:
  Cash and cash equivalents - unrestricted                            $  120,965    $   98,632
  Cash and cash equivalent - restricted                                   37,723        19,323
  Trade receivables, net                                                  26,101        22,374
  Deferred financing costs                                                26,865        26,865
  Deferred income taxes                                                   22,215        20,553
  Current assets of discontinued operations                                   19         4,095
  Other current assets                                                    20,121        25,889
                                                                      ----------    ----------
    Total current assets                                                 254,009       217,731

Property and equipment, net of accumulated depreciation                1,297,528     1,110,163
Intangible assets, net of accumulated amortization                        29,505           240
Goodwill                                                                 169,642         6,915
Indefinite lived intangible assets                                        40,591         1,756
Investments                                                              548,911       509,080
Estimated fair value of derivative assets                                146,278       207,727
Long-term deferred financing costs                                        75,154       100,933
Long-term assets of discontinued operations                                 --          13,328
Other long-term assets                                                    29,107        24,323
                                                                      ----------    ----------

    Total assets                                                      $2,590,725    $2,192,196
                                                                      ==========    ==========


                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt                                   $    8,584    $    8,526
  Accounts payable and accrued liabilities                               154,952        80,685
  Current liabilities of discontinued operations                           2,930         6,652
                                                                      ----------    ----------
    Total current liabilities                                            166,466        95,863

Secured forward exchange contract                                        613,054       613,054
Long-term debt                                                           540,175       332,112
Deferred income taxes                                                    264,501       244,372
Estimated fair value of derivative liabilities                            21,969        48,647
Other long-term liabilities                                               79,226        67,895
Other long-term liabilities of discontinued operations                       825           789
Minority interest of discontinued operations                                --           1,885
Stockholders' equity                                                     904,509       787,579
                                                                      ----------    ----------

    Total liabilities and stockholders' equity                        $2,590,725    $2,192,196
                                                                      ==========    ==========


                 GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES
                         SUPPLEMENTAL FINANCIAL RESULTS
                                    Unaudited
                    (in thousands, except operating metrics)



                                                                                      THREE MONTHS ENDED
                                                                                         DECEMBER 31,
                                                                               2003                     2002
ADJUSTED EBITDA RECONCILIATION:                                    $                     MARGIN         $          MARGIN
                                                                ----------------------------    ---------------------------
Consolidated
------------
  Revenue                                                       $ 130,849         100.0%        $ 109,237         100.0%

  Net income                                                    $ (14,814)        -11.3%        $  (2,631)        -2.4%
    Cumulative effect of accounting change, net of taxes             --             0.0%             --             0.0%
    Income from discontinued operations, net of taxes               1,755           1.3%           (2,664)        -2.4%
    Provision (benefit) for income taxes                           (8,695)         -6.6%             (287)        -0.3%
    Other (gains) and losses                                         (918)         -0.7%             (498)        -0.5%
    Unrealized (gain) loss on Viacom stock                        (66,898)        -51.1%           (2,311)        -2.1%
    Unrealized (gain) loss on derivatives                          57,244          43.7%           (5,671)        -5.2%
    Interest expense                                               21,665          16.6%           10,671          9.8%
    Interest income                                                  (688)         -0.5%             (891)        -0.8%
                                                                ------------------------        ------------------------
      Operating income / (loss)                                   (11,349)        -8.7%            (4,282)        -3.9%

    Depreciation & amortization                                    15,506          11.9%           14,555          13.3%
    Restructuring charges, net                                       --             0.0%              (67)        -0.1%
    Noncash lease expense                                           1,536           1.2%            1,636           1.5%
    Noncash naming rights for Gaylord Arena                           255           0.2%              255           0.2%
    Gain on sale of assets                                           --             0.0%             --             0.0%
    Preopening costs                                                4,451           3.4%              967           0.9%
    Pension charges, net of tax                                      --             0.0%             --             0.0%
                                                                ------------------------        ------------------------
      Adjusted EBITDA                                           $  10,399           7.9%        $  13,064          12.0%
                                                                ========================        ========================



Hospitality segment
-------------------
  Revenue                                                       $  96,761         100.0%        $  93,546         100.0%
  Operating income / (loss)                                         3,274           3.4%            7,031           7.5%
    Plus: preopening costs                                          4,451           4.6%              967           1.0%
    Plus: noncash lease expense                                     1,536           1.6%            1,636           1.7%
    Plus: depreciation & amortization                              11,545          11.9%           11,377          12.2%
                                                                ------------------------        ------------------------
      Adjusted EBITDA                                           $  20,806          21.5%        $  21,011          22.5%
                                                                ========================        ========================

ResortQuest segment
-------------------
  Revenue                                                       $  17,920         100.0%        $    --
  Operating income / (loss)                                        (2,616)        -14.6%             --
    Plus: restructuring charges                                      --             0.0%             --
    Plus: depreciation & amortization                               1,186           6.6%             --
                                                                ------------------------        ------------------------
      Adjusted EBITDA                                           $  (1,430)        -8.0%         $    --
                                                                ========================        ========================

Opry Group and Attractions segment
----------------------------------

  Revenue                                                       $  16,123         100.0%        $  15,563         100.0%
  Operating income / (loss)                                            10           0.1%             (804)        -5.2%
    Plus: depreciation & amortization                               1,278           7.9%            1,683          10.8%
                                                                ------------------------        ------------------------
      Adjusted EBITDA                                           $   1,288           8.0%        $     879           5.6%
                                                                ========================        ========================

Corporate and Other segment
---------------------------
  Revenue                                                       $      45                       $     128
  Operating income / (loss)                                       (12,017)                        (10,509)
    Plus: noncash naming rights for Gaylord Arena                     255                             255
    Plus: pension charges                                            --                              --
    Plus: restructuring charges                                      --                               (67)
    Plus: depreciation & amortization                               1,497                           1,495
    Less: gain on sale of assets                                     --                              --
                                                                ---------                       ---------
      Adjusted EBITDA                                           $ (10,265)                      $  (8,826)
                                                                =========                       =========



                                                                                     TWELVE MONTHS ENDED
                                                                                        DECEMBER 31,
                                                                         2003                               2002
ADJUSTED EBITDA RECONCILIATION:                                 $                MARGIN              $               MARGIN
                                                            -----------------------------        ------------------------------
Consolidated
------------
  Revenue                                                       $ 448,800             100.0%         $ 405,252              100.0%

  Net income                                                    $     826               0.2%         $  95,144               23.5%
    Cumulative effect of accounting change, net of taxes             --                 0.0%             2,572                0.6%
    Income from discontinued operations, net of taxes             (34,371)             -7.7%           (85,757)             -21.2%
    Provision (benefit) for income taxes                          (24,669)             -5.5%             1,318                0.3%
    Other (gains) and losses                                       (1,353)             -0.3%            (1,163)              -0.3%
    Unrealized (gain) loss on Viacom stock                        (39,831)             -8.9%            37,300                9.2%
    Unrealized (gain) loss on derivatives                          33,228               7.4%           (86,476)             -21.3%
    Interest expense                                               52,804              11.8%            46,960               11.6%
    Interest income                                                (2,461)            -0.5%             (2,808)              -0.7%
                                                                ---------------------------          ----------------------------
      Operating income / (loss)                                   (15,827)            -3.5%              7,090                1.7%

    Depreciation & amortization                                    58,950              13.1%            56,480               13.9%
    Restructuring charges, net                                       --                 0.0%               (17)               0.0%
    Noncash lease expense                                           6,450               1.4%             6,546                1.6%
    Noncash naming rights for Gaylord Arena                         1,020               0.2%             1,074                0.3%
    Gain on sale of assets                                           --                 0.0%           (30,529)             -7.5%
    Preopening costs                                               11,562               2.6%             8,913                2.2%
    Pension charges, net of tax                                      --                 0.0%             3,346                0.8%
                                                                ---------------------------          ----------------------------
      Adjusted EBITDA                                           $  62,155              13.8%         $  52,903               13.1%
                                                                ===========================          ============================

Hospitality segment
-------------------
  Revenue                                                       $ 369,263             100.0%         $ 339,380              100.0%
  Operating income / (loss)                                        30,785               8.3%            17,059                5.0%
    Plus: preopening costs                                         11,562               3.1%             8,913                2.6%
    Plus: noncash lease expense                                     6,450               1.7%             6,546                1.9%
    Plus: depreciation & amortization                              46,536              12.6%            44,924               13.2%
                                                                ---------------------------          ----------------------------
      Adjusted EBITDA                                           $  95,333              25.8%         $  77,442               22.8%
                                                                ===========================          ============================

ResortQuest segment
-------------------
  Revenue                                                       $  17,920              100.0%         $    --
  Operating income / (loss)                                        (2,616)            -14.6%               --
    Plus: restructuring charges                                      --                 0.0%               --
    Plus: depreciation & amortization                               1,186               6.6%               --
                                                                ---------------------------          ----------------------------
      Adjusted EBITDA                                           $  (1,430)             -8.0%          $    --
                                                                ===========================          ============================

Opry Group and Attractions segment
----------------------------------
  Revenue                                                       $  61,433             100.0%         $  65,600              100.0%
  Operating income / (loss)                                          (600)            -1.0%              1,596                2.4%
    Plus: depreciation & amortization                               5,129               8.3%             5,778                8.8%
                                                                ---------------------------          ----------------------------
      Adjusted EBITDA                                           $   4,529               7.4%         $   7,374               11.2%
                                                                ===========================          ============================

Corporate and Other segment
---------------------------
  Revenue                                                       $     184                            $     272
  Operating income / (loss)                                       (43,396)                             (11,565)
    Plus: noncash naming rights for Gaylord Arena                   1,020                                1,074
    Plus: pension charges                                            --                                  3,346
    Plus: restructuring charges                                      --                                    (17)
    Plus: depreciation & amortization                               6,099                                5,778
    Less: gain on sale of assets                                     --                                (30,529)
                                                                ---------                            ---------
      Adjusted EBITDA                                           $ (36,277)                           $ (31,913)
                                                                =========                            =========

                     GAYLORD ENTERTAINMENT AND SUBSIDIARIES
                         SUPPLEMENTAL FINANCIAL RESULTS
                                   Unaudited
                    (in thousands, except operating metrics)

                                                    THREE MONTHS ENDED                TWELVE MONTHS ENDED
                                                       DECEMBER 31,                      DECEMBER 31,
                                               2003              2002               2003                2002
                                          ----------------------------------------------------------------------
HOSPITALITY OPERATING METRICS
Hospitality Segment
-------------------
  Occupancy                                      69.4%              67.3%              72.2%               67.2%
  Average daily rate (ADR)                $    141.64        $    147.96        $    142.57         $    146.07
                                          -----------        -----------        -----------         -----------
  RevPAR                                  $     98.27        $     99.57        $    102.86         $     98.18
  OtherPAR(1)                             $    130.87        $    121.48        $    117.58         $    105.42
                                          -----------        -----------        -----------         -----------
  Total revenue per available room        $    229.14        $    221.05        $    220.44         $    203.60

  Revenue                                 $    96,761        $    93,546        $   369,263         $   339,380
  Adjusted EBITDA                         $    20,806        $    21,011        $    95,333         $    77,442
  Adjusted EBITDA Margin                         21.5%              22.5%              25.8%               22.8%

Gaylord Opryland
----------------
  Occupancy                                      73.1%              73.4%              72.4%               68.6%
  Average daily rate (ADR)                $    144.23        $    149.33        $    137.47         $    142.58
                                          -----------        -----------        -----------         -----------
  RevPAR                                  $    105.38        $    109.58        $     99.59         $     97.80
  OtherPAR(1)                             $    135.21        $    137.49        $    105.16         $     98.17
                                          -----------        -----------        -----------         -----------
  Total revenue per available room        $    240.59        $    247.07        $    204.75         $    195.97

  Revenue                                 $    63,767        $    65,466        $   215,265         $   206,132
  Adjusted EBITDA                         $    14,870        $    17,625        $    52,524         $    46,452
  Adjusted EBITDA Margin                         23.3%              26.9%              24.4%               22.5%

Gaylord Palms
-------------
  Occupancy                                      60.6%              55.1%              72.3%               64.8%
  Average daily rate (ADR)                $    151.68        $    161.47        $    165.79         $    168.65
                                          -----------        -----------        -----------         -----------
  RevPAR                                  $     91.93        $     89.01        $    119.87         $    109.37
  OtherPAR(1)                             $    147.68        $    114.31        $    166.18         $    141.89
                                          -----------        -----------        -----------         -----------
  Total revenue per available room        $    239.61        $    203.32        $    286.05         $    251.26

  Revenue                                 $    30,994        $    26,300        $   146,800         $   126,473
  Adjusted EBITDA                         $     4,727        $     2,334        $    40,278         $    28,497
  Adjusted EBITDA Margin                         15.3%               8.9%              27.4%               22.5%

Nashville Radisson and Other(2)
-------------------------------
  Occupancy                                      75.0%              65.9%              68.6%               64.9%
  Average daily rate (ADR)                $     80.03        $     81.05        $     80.16         $     78.50
                                          -----------        -----------        -----------         -----------
  RevPAR                                  $     60.01        $     53.44        $     55.00         $     50.96
  OtherPAR(1)                             $     11.72        $     10.50        $     10.08         $     11.23
                                          -----------        -----------        -----------         -----------
  Total revenue per available room        $     71.73        $     63.94        $     65.08         $     62.19

  Revenue                                 $     2,000        $     1,780        $     7,198         $     6,775
  Adjusted EBITDA                         $     1,209        $     1,052        $     2,531         $     2,493
  Adjusted EBITDA Margin                         60.5%              59.1%              35.2%               36.8%

(1) Includes food & beverage and other revenue per room.
(2) Includes other hospitality revenue and expense

For comparative purposes only, ResortQuest supplemental financial results are presented on a pro forma basis for the Three and Twelve Months Ended December 31, 2003


                                               THREE MONTHS ENDED                            TWELVE MONTHS ENDED
                                                  DECEMBER 31,                                  DECEMBER 31,
                                           2003                  2002                  2003                 2002
                                      -------------------------------------------------------------------------------------
RESORTQUEST OPERATING METRICS
ResortQuest Segment
-------------------
Occupancy                                    39.7%                  37.9%                  50.7%                  51.3%
ADR                                    $   111.99             $   107.60             $   139.05             $   135.37
RevPAR                                 $    44.43             $    40.73             $    70.56             $    69.51
Total Units                                17,746                 18,639                 17,746                 18,639

                 GAYLORD ENTERTAINMENT COMPANY AND SUBSIDIARIES
                         SUPPLEMENTAL FINANCIAL RESULTS
                  RECONCILIATION OF FORWARD-LOOKING STATEMENTS
                                  (in millions)

                                                                    Q1 2004          2004
                                                                   ------------------------
GAYLORD ENTERTAINMENT CO.
Estimated Operating income / (loss)                                $ (17)            $  (6)
Plus: estimated preopening costs                                      13                13
Plus: estimated noncash lease expense                                  2                 7
Plus: estimated non-recurring expenses                                 1                 3
Plus: estimated noncash naming rights for Gaylord Arena               --                 1
Plus: estimated depreciation & amortization                           17                82
                                                                   -----             -----
Estimated Adjusted EBITDA                                          $  16             $ 100
                                                                   =====             =====

HOSPITALITY SEGMENT
Estimated Operating income / (loss)                                                  $  26
Plus: estimated preopening costs                                                        13
Plus: estimated noncash lease expense                                                    7
Plus: estimated depreciation & amortization                                             63
                                                                                     -----
Estimated Adjusted EBITDA                                                            $ 109
                                                                                     =====

RESORTQUEST SEGMENT
Estimated Operating income / (loss)                                                  $   8
Plus: estimated non-recurring expenses                                                   3
Plus: estimated depreciation & amortization                                              9
                                                                                     -----
Estimated Adjusted EBITDA                                                            $  20
                                                                                     =====

OPRY GROUP AND ATTRACTIONS SEGMENT
Estimated Operating income / (loss)                                                  $   3
Plus: estimated depreciation & amortization                                              5
                                                                                     -----
Estimated Adjusted EBITDA                                                            $   8
                                                                                     =====

CORPORATE AND OTHER SEGMENT
Estimated Operating income / (loss)                                                  $ (43)
Plus: estimated noncash naming rights for Gaylord Arena                                  1
Plus: estimated depreciation & amortization                                              5
                                                                                     -----
Estimated Adjusted EBITDA                                                            $ (37)
                                                                                     =====


------------------------------------------------------------------------------------------------------
INVESTOR RELATIONS CONTACTS:             MEDIA CONTACTS:
------------------------------------------------------------------------------------------------------
David Kloeppel, CFO                      Greg Rossiter, VP of Corporate Communications
------------------------------------------------------------------------------------------------------
Gaylord Entertainment                    Gaylord Entertainment
------------------------------------------------------------------------------------------------------
(615) 316-6101                           (615) 316-6302
------------------------------------------------------------------------------------------------------
dkloeppel@gaylordentertainment.com       grossiter@gaylordentertainment.com
------------------------------------------------------------------------------------------------------
-OR-                                     -OR-
------------------------------------------------------------------------------------------------------
Jason Morgan, VP Strategic Planning      Dan O'Connor
------------------------------------------------------------------------------------------------------
& Investor Relations                     Sloane & Company
------------------------------------------------------------------------------------------------------
Gaylord Entertainment                    (212) 446-1865
------------------------------------------------------------------------------------------------------
(615) 316-6561                           doconnor@sloanepr.com
------------------------------------------------------------------------------------------------------
jmorgan@gaylordentertainment.com
------------------------------------------------------------------------------------------------------
-OR-
------------------------------------------------------------------------------------------------------
John Fernquest
------------------------------------------------------------------------------------------------------
Sloane & Company
------------------------------------------------------------------------------------------------------
(212) 446-1889
jfernquest@sloanepr.com



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